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                                                                EXHIBIT 99 (D)

                       DESCRIPTION OF RECENT DEVELOPMENTS


         Following the 1999 merger of Cedel International and Deutsche Borse Clearing, creating the world's largest provider of clearing and settlement products and services, the merged entities changed their name to Clearstream International and launched that new corporate brand on January 19, 2000. Clearstream International currently has 7 trillion euros in assets under custody and handles in excess of 80 million transactions per annum. Its shareholders consist of the world's major financial institutions. Clearstream International has two divisions - Clearstream Banking and Clearstream Services. Clearstream Banking contains the core clearing and settlement business. Clearstream Banking in Luxembourg is assigned short and long-term ratings of A1+ and AA+ respectively by Standard and Poor's and F1 and AA+ respectively by Fitch IBCA.


THE ACCOUNTS

         The Receivables in the Accounts as of February 1, 2000 totaled $28,798,141,352.66. The Accounts had an average balance of $1,086 and an average credit limit of $6,486 as of February 1, 2000.

         COMPOSITION OF THE ACCOUNTS

         We have set forth information below about the Accounts that are part of the Trust.

         Geographic Distribution. As of February 1, 2000, the following five states had the largest Receivables balances:

                STATE                            PERCENTAGE OF TOTAL RECEIVABLES
                                                     BALANCE IN THE ACCOUNTS
                California.....................           11.1%
                Texas..........................            9.3%
                New York.......................            6.7%
                Florida........................            6.0%
                Illinois.......................            5.1%




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         Credit Limit Information. As of February 1, 2000, the Accounts had the
         following credit limits:


                                                               RECEIVABLES       PERCENTAGE OF
                                                               OUTSTANDING     TOTAL RECEIVABLES
         CREDIT LIMIT                                            (000)'S          OUTSTANDING
         Less than or equal to $1,000.00..............       $     358,686            1.2%
         $1,000.01 to $2,000.00.......................       $   1,832,978            6.4%
         $2,000.01 to $3,000.00                              $   2,177,895            7.6%
         Over $3,000.00...............................       $  24,428,582           84.8%
                                                                ----------           -----
                  Total...............................       $  28,798,141          100.0%
                                                                ==========          ======


         Seasoning. As of February 1, 2000, 95.6% of the Accounts were at least 24 months old. The ages of the Accounts as of February 1, 2000 were distributed as follows:


                                                               PERCENTAGE      PERCENTAGE
         AGE OF ACCOUNTS                                      OF ACCOUNTS      OF BALANCES
         ---------------                                      -----------      -----------

         Less than 12 Months.........................              0.0%            0.0%
         12 to 23 Months.............................              4.4%            2.3%
         24 to 35 Months.............................              7.5%            7.2%
         36 Months and Greater.......................             88.1%           90.5%
                                                                 ------          ------
                  Total..............................            100.0%          100.0%
                                                                 ======          ======



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         Summary Current Delinquency Information. As of February 1, 2000, the
         Accounts had the following delinquency statuses:


                                                                AGGREGATE
                                                                BALANCES       PERCENTAGE
         PAYMENT STATUS                                          (000'S)       OF BALANCES
         --------------                                          -------       -----------
         Current.........................................     $  24,862,002        86.3%
         1 to 29 Days....................................     $   1,883,184         6.5%
         30 to 59 Days...................................     $     756,874         2.6%
         60 to 89 Days...................................     $     474,815         1.7%
         90 to 119 Days..................................     $     332,398         1.2%
         120 to 149 Days.................................     $     270,684         0.9%
         150 to 179 Days.................................     $     218,184         0.8%
                                                              -------------     --------
             Total.......................................     $  28,798,141       100.0%
                                                              =============     ========